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                                                                    EXHIBIT 10.8
                                   AGREEMENT



     This Agreement (the "Agreement") is made and entered into as of June 1, 1996, (the "Effective Date") by and among Manor Care, Inc. ("Manor Care"), Choice Hotels International, Inc. ("CHI" and, together with Manor Care, the "Company") and Robert C. Hazard, Jr. ("Hazard").

                                    RECITAL

     A.   The employment of Hazard as Co-Chairman of CHI terminated on May 31,
1996.

     B. The Company and Hazard now desire to set forth their agreement with respect to certain continuing relationships between the Company and Hazard.

                                   AGREEMENT

     The Company and Hazard, in consideration of the foregoing and the mutual promises and covenants made herein, agree as follows:

     1. EMPLOYMENT. For the period from the Effective Date through May 31, 1997 (the "Employment Period") Hazard shall remain as a full-time, temporary employee of CHI. During the Employment Period, Hazard will receive no salary or other compensation. Hazard shall provide such services during the Employment Period as the parties shall mutually agree.

     2.   STOCK OPTIONS.

          A. Hazard agrees to waive any rights he may have, now or in the future, under the proposed Non-Employee Director Stock Option and Deferred Compensation Plan (the "Non-Employee Director Plan") of Choice Hotels Holdings, Inc. ("Holdings") to receive options to purchase 5,000 shares of common stock of Holdings upon initial election to the Holdings Board of Directors, in connection with the proposed spin-off of the lodging business of Manor Care (the "Spin-off"). However, nothing in this Agreement shall affect his rights to receive any other award under the Non-Employee Director Plan to which he may be entitled.

          B. The Company and Hazard acknowledge that Hazard has outstanding Class B Options to purchase 4,500 shares of the common stock of Manor Care ("Common Stock") at an exercise price of $9.46, exercisable on November 2, 1996, and that this Agreement does not affect such options.

          C. The Company and Hazard acknowledge that Hazard has outstanding Class B Options to purchase 15,000 shares of Common Stock at an exercise price of $8.96 per share, exercisable on May 30, 1997 (the "$8.96 Class B Options"). Hazard shall have the right to
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exercise the $8.96 Class B Options with respect to 500 shares of Common Stock when the $8.96 Class B Options vest; however, Hazard hereby agrees to terminate the $8.96 Class B Options with respect to 14,500 shares of Common Stock.

          D. Changes arising from the Spin-off which affect other participants in the stock option plans under which the options described in Subsections 2b and 2c, above, were granted shall also apply to Hazard. Any consents necessary with respect to such changes shall deemed granted by Hazard by his execution of this Agreement.

     3.   BENEFITS.

          Hazard agrees to waive all rights to and forego any participation in any and all benefits to which full-time or part-time employees of the Company are entitled, including, but not limited to, participation in the medical, dental and life insurance plans of the Company, the Retirement Savings and Investment Plan ("401(K) Plan") of the Company, the Nonqualified Retirement Savings and Investment Plan ("Nonqualified Savings Plan") of the Company, the Cash Accumulation Retirement Plan ("CARP") of the Company, the Dependent Care Reimbursement Account and the Healthcare Reimbursement Account.

     4. MODIFICATION. No change or modification of this Agreement shall be valid unless made in writing and signed by both the parties.

     5. APPLICABLE LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. In the event of any legal or equitable action arising under this Agreement, the parties agree that the jurisdiction and venue of such action shall lie exclusively within either the state courts of Maryland or the United States District Court for the District of Maryland, and the parties do hereby waive any other jurisdiction and venue.

     6. ENTIRE AGREEMENT. This Agreement incorporates the entire agreement between the parties with respect to the subject matter of the Agreement, and supersedes all other prior or contemporaneous agreements, negotiations or discussions between the parties with respect thereto.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                 MANOR CARE, INC.,
                                 a Delaware corporation

                                 By:  __________________________________________



                                 CHOICE HOTELS INTERNATIONAL, INC.,
                                 a Delaware corporation

                                 By:   _________________________________________



                                 _______________________________________________
                                 Robert C. Hazard, Jr.

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